Exhibit 99.1

Inspirato Announces Second Quarter Results and Closing of $10 Million Investment Agreement with One Planet Group LLC

DENVER, August 13, 2024 – Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel club, today announced its 2024 second quarter financial and operating results, the closing of its previously announced $10 million Investment Agreement with One Planet Group LLC (“One Planet Group”) and is in the process of implementing initiatives expected to reduce costs by approximately $25 million on an annualized basis.

Except as otherwise stated, all financial results discussed below are presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. As supplemental information, we have provided certain additional non-GAAP financial measures in this press release’s supplemental tables, and such supplemental tables include a reconciliation of these non-GAAP measures to our GAAP results. The sum of individual metrics may not always equal total amounts indicated due to rounding.

Recent Highlights:

●	Closed a comprehensive transaction with One Planet, including a $10 million investment in exchange for approximately 2.9 million new shares of Inspirato Class A Common Stock and approximately 2.9 million warrants. The purchase price for each share and warrant in the transaction is $3.43. The first tranche of the transaction will close August 13, 2024 for consideration of approximately $4.6 million; the second tranche is expected to close in September 2024, subject to shareholder approval, for consideration of approximately $5.4 million. Following the second closing, One Planet Group will have an option to invest an additional $2.5 million on the same terms.
●	Appointed One Planet founder Payam Zamani as CEO and Chairman of Inspirato’s Board of Directors. One Planet to name three new Directors to Inspirato’s Board of Directors, which is expected to remain at seven Directors.
●	Expected to reduce costs by approximately $25 million on an annualized basis, including an immediate reduction of force of 15% and the termination of previously impaired, underperforming leases.
●	Entered into a termination agreement on August 12, 2024, of certain previously impaired, underperforming leases whereby the Company is extinguishing a $41.2 million lease liability for leases that previously did not have termination rights. Following a $6.6 million payment in August 2024 through March 2025, the Company will save approximately $50 million in lease payments from 2025 through 2031.

●	Received an extension on August 5, 2024 to remain listed on the Nasdaq Stock Exchange until November 22, 2024 subject to regaining compliance with the Exchange’s Listing Rules relating to maintaining the minimum market value of publicly held shares

2024 Second Quarter Highlights:

●	Operational efficiencies contributed to year-over-year improvements in cost of revenue, gross margin, Adjusted EBITDA loss and negative free cash flow.
●	Launched Inspirato Invited, a premium offering with an entry fee of more than $150,000 featuring an extended booking window of two years and fixed nightly rate offerings for ten years.
●	Second quarter 2024 residence and hotel occupancy rates of 70% and 79%, respectively, compared to 72% and 76% in the second quarter of 2023.
●	Second quarter 2024 total revenue of $67.4 million, a year-over-year decrease of 20% compared to the second quarter of 2023.
●	Net loss of $15.4 million compared to a net loss of $46.7 million in the second quarter of 2023, which included the impact of a $30.1 million non-cash asset impairment.
●	Ended the quarter with approximately 12,000 members and approximately 12,700 Active Subscriptions comprised of approximately 10,800 Inspirato Club subscriptions and approximately 1,900 Inspirato Pass subscriptions.

Management Commentary

Chairman and Chief Executive Officer, Payam Zamani, commented, “I’m incredibly excited for the opportunity to not only join the Inspirato team, but to show my support – and express my confidence in the future of Inspirato – by investing in the business and becoming its largest shareholder. I’m confident that a strong foundation has been laid and the path we are on is the right one. With a fresh perspective, a simplified approach and improved cost structure, I look forward to achieving our goals sooner than previously expected.”

“The $10 million investment from One Planet has meaningfully improved our liquidity and ability to achieve our operational goals,” added Chief Financial Officer Robert Kaiden. “We anticipate the combination of our portfolio optimization efforts and reduced cost structure has us well-positioned to achieve our future profitability goals without sacrificing the member experience.”

2024 Guidance

Due to the change in leadership and the cost reduction efforts being implemented, the Company is removing 2024 financial guidance.

2024 Second Quarter Financial Results and Operational Metrics

The following table provides the components of gross margin for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,				Six Months Ended June 30,
(Unaudited, in millions)	2024	2023	% Change		2024	2023	% Change
Travel revenue	$38.8	$48.0	(19.1)%		$88.5	$103.2	(14.2)%
Subscription revenue	25.2	36.0	(30.0)%		53.3	72.5	(26.5)%
Rewards and other revenue	3.3	0.1	14,230.4%		5.8	0.1	6,807.1%
Total revenue	67.4	84.1	(19.9)%		147.6	175.8	(16.0)%
Cost of revenue	51.2	64.7	(20.9)%		99.7	124.8	(20.1)%
Asset impairments	0.0	30.1	(100.0)%		0.0	30.1	(100.0)%
Gross margin	$16.2	$(10.7)	251.5%		$47.9	$21.0	128.5%
Gross margin (%)	24%	(13)%	37	pp	32%	12%	21	pp

n/m = not meaningful

pp = percentage points

The following table provides a breakdown of Nights Delivered, Occupancy and ADR for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Residences
Paid Nights Delivered	13,600	14,000	30,500	31,200
Total Nights Delivered	21,700	27,900	47,300	57,700
Occupancy	70%	72%	74%	74%
ADR	$1,535	$1,744	$1,744	$1,969

Hotels
Paid Nights Delivered (1)	8,300	11,100	17,400	22,000
Total Nights Delivered (1)	14,000	19,500	29,800	40,300
Occupancy (2)	79%	76%	73%	73%
ADR (2)	$1,035	$922	$1,044	$988

Total
Paid Nights Delivered (1)	21,900	25,100	47,900	53,100
Total Nights Delivered (1)	35,700	47,400	77,000	98,000
Occupancy (2)	71%	73%	74%	74%
ADR (2)	$1,346	$1,379	$1,514	$1,563

(1)	Includes net rate hotel nights.
(2)	Excludes net rate hotel nights as we purchase individual nights but do not have a total number of nights obligation.

Reconciliation of Non- GAAP Financial Measures

In addition to Inspirato’s results determined in accordance with GAAP, Inspirato uses Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of its overall assessment of performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its Board concerning our business and financial performance. Inspirato believes that these non-GAAP financial measures provide useful information to investors about its business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by its management in their financial and operational decision making. Inspirato is presenting these non-GAAP financial measures to assist investors in seeing its business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in Inspirato’s financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Inspirato provides a reconciliation of Adjusted Net Loss, Adjusted EBITDA, Adjusted EBTIDA Margin and Free Cash Flow to their respective related GAAP financial measures. Inspirato encourages investors and others to review our business, results of operations, and financial information in its entirety, not to rely on any single financial measure, and to view Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow in conjunction with their respective related GAAP financial measures.

Adjusted Net Loss. Adjusted Net Loss is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less fair value gains and losses on financial instruments and asset impairments.

The above items are excluded from Inspirato’s Adjusted Net Loss measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that Inspirato defines as net loss and comprehensive loss less interest, income taxes, depreciation and amortization, equity-based compensation expense, fair value gains and losses on financial instruments and asset impairments. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenue for the same period.

The above items are excluded from Inspirato’s Adjusted EBITDA measure because management believes that these costs and expenses are not indicative of core operating performance and do not reflect the underlying economics of Inspirato’s business.

Free Cash Flow. Inspirato defines Free Cash Flow as net cash provided by (used in) operating activities less purchases of property and equipment and development of internal-use software. Inspirato believes that Free Cash Flow is a meaningful indicator of liquidity that provides information to management and investors about the amount of cash generated from operations, after purchases of property and equipment and development of internal-use software, that can be used for strategic initiatives, if any.

See below for reconciliations of non-GAAP financial measures.

Key Business and Other Operating Metrics

Inspirato uses a number of operating and financial metrics, including the following key business metrics, to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and business plans, and make strategic decisions. Inspirato regularly reviews and may adjust processes for calculating its internal metrics to improve their accuracy.

Active Subscriptions. Inspirato uses Active Subscriptions to assess the adoption of its subscription offerings, which is a key factor in assessing penetration of the market in which it operates and a key driver of revenue. Inspirato defines Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which Inspirato expects payment for renewal.

Average Daily Rates (“ADR”) and Total Occupancy. Inspirato defines ADR as the total paid travel revenue, divided by total paid nights, which includes Inspirato for Good (“IFG”) and Inspirato for Business (“IFB”), in both leased residences or hotel rooms and suites. ADR does not include Pass nights utilized. Occupancy is defined as all paid, Pass, IFG, IFB, employee and complimentary nights in all at-risk properties divided by the total number of at-risk nights available. Net-rate hotel partners are excluded from Hotel Occupancy as these are dependent on the hotel having capacity for Inspirato requests.

Inspirato Incorporated

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$67,382	$84,092	$147,627	$175,792
Cost of revenue (including depreciation of $1,452, $2,741, $804 and $1,731 during the three and six months ended June 30, 2024 and 2023, respectively)	51,201	64,716	99,725	124,772
Asset impairments	—	30,054	—	30,054
Gross margin	16,181	(10,678)	47,902	20,966
General and administrative (including depreciation of $355, $693, $0 and $0 during the three and six months ended June 30, 2024 and 2023, respectively)	13,994	16,680	28,643	34,587
Sales and marketing	8,772	8,309	17,498	15,019
Operations	4,766	6,966	11,789	15,262
Technology and development	2,266	3,280	4,316	6,687
Depreciation and amortization	1,013	1,015	2,014	1,994
Interest expense (income), net	373	(414)	696	(527)
Loss (gain) on fair value instruments	316	(380)	(3,833)	(276)
Other expense (income), net	18	321	(277)	378
Loss and comprehensive loss before income taxes	(15,337)	(46,455)	(12,944)	(52,158)
Income tax expense	56	217	200	417
Net loss and comprehensive loss	(15,393)	(46,672)	(13,144)	(52,575)
Net loss and comprehensive loss attributable to noncontrolling interests	6,686	23,252	5,700	26,259
Net loss and comprehensive loss attributable to Inspirato Incorporated	$(8,707)	$(23,420)	$(7,444)	$(26,316)

Loss Attributable to Inspirato Incorporated per Class A Share
Basic and diluted net loss attributable to Inspirato Incorporated per Class A share	$(2.33)	$(6.96)	$(2.03)	$(7.98)

Inspirato Incorporated

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par value)

	June 30,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$18,821	$36,566
Restricted cash	10,660	5,700
Accounts receivable, net	2,823	3,306
Accounts receivable, net – related parties	1,334	842
Prepaid member travel	17,577	20,547
Prepaid expenses	5,894	6,135
Other current assets	1,860	1,744
Total current assets	58,969	74,840
Property and equipment, net	17,717	19,504
Goodwill	21,233	21,233
Right-of-use assets	198,906	209,702
Other noncurrent assets	4,841	5,448
Total assets	$301,666	$330,727

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$20,570	$22,748
Deferred revenue	148,774	160,493
Lease liabilities	61,302	61,953
Total current liabilities	230,646	245,194
Deferred revenue, noncurrent	24,391	17,026
Lease liabilities, noncurrent	185,197	196,875
Convertible note	20,988	23,854
Other noncurrent liabilities	3,026	2,476
Total liabilities	464,248	485,425

Commitments and contingencies

Equity (Deficit)
Class A common stock, par value $0.0001 per share, 50,000 shares authorized, 3,819 and 3,537 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7	7
Class B common stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Class V common stock, $0.0001 par value, 25,000 shares authorized, 2,858 and 2,907 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	6	6
Preferred stock, par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	257,990	255,527
Accumulated deficit	(293,226)	(285,782)
Total equity (deficit) excluding noncontrolling interest	(35,223)	(30,242)
Noncontrolling interests	(127,359)	(124,456)
Total equity (deficit)	(162,582)	(154,698)
Total liabilities and equity (deficit)	$301,666	$330,727

Inspirato Incorporated

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(13,144)	$(52,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,448	3,725
Loss on disposal of fixed assets	164	588
Gain on fair value instruments	(3,833)	(276)
Asset impairments	—	30,054
Paid-in-kind interest included in net loss	1,030	—
Equity‑based compensation	5,550	4,388
Amortization of right-of-use assets	31,789	42,362
Changes in operating assets and liabilities:
Accounts receivable, net	483	(517)
Accounts receivable, net – related parties	(492)	388
Prepaid member travel	2,970	(2,270)
Prepaid expenses	241	(1,131)
Other assets	185	(1,192)
Accounts payable and accrued liabilities	(2,171)	(4,199)
Deferred revenue	(4,354)	(6,954)
Lease liabilities	(33,322)	(41,699)
Other liabilities	487	—
Net cash used in operating activities	(8,969)	(29,308)

Cash flows from investing activities:
Development of internal-use software	(356)	(4,556)
Purchase of property and equipment	(3,170)	(2,500)
Net cash used in investing activities	(3,526)	(7,056)

Cash flows from financing activities:
Payments of employee taxes for share based awards	(374)	(837)
Proceeds for purchases of shares for employee stock purchase plan	84	—
Proceeds from option exercises	—	1,307
Net cash (used in) provided by financing activities	(290)	470

Net decrease in cash, cash equivalents and restricted cash	(12,785)	(35,894)
Cash, cash equivalents and restricted cash – beginning of period	42,266	81,939
Cash, cash equivalents and restricted cash – end of period	$29,481	$46,045

Reconciliation of Net Loss to Adjusted Net Loss (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net loss and comprehensive loss	$(15,393)	$(46,672)	$(13,144)	$(52,575)
Asset impairments	—	30,054	—	30,054
(Gain) loss on fair value instruments	316	(380)	(3,833)	(276)
Adjusted Net Loss	$(15,077)	$(16,998)	$(16,977)	$(22,797)

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net loss and comprehensive loss	$(15,393)	$(46,672)	$(13,144)	$(52,575)
Interest expense (income), net	373	(414)	696	(527)
Income tax expense	56	217	200	417
Depreciation and amortization	2,820	1,819	5,448	3,725
Equity‑based compensation	2,672	3,731	5,550	4,388
(Gain) loss on fair value instruments	316	(380)	(3,833)	(276)
Asset impairments	—	30,054	—	30,054
Adjusted EBITDA	$(9,156)	$(11,645)	$(5,083)	$(14,794)
Adjusted EBITDA Margin (1)	(13.6)%	(13.8)%	(3.4)%	(8.4)%

(1) We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue for the same period.

Reconciliation of Free Cash Flow (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash used in operating activities	$(1,767)	$(11,721)	$(8,969)	$(29,308)
Development of internal-use software	(120)	(2,624)	(356)	(4,556)
Purchase of property and equipment	(1,904)	(1,223)	(3,170)	(2,500)
Free Cash Flow	$(3,791)	$(15,568)	$(12,495)	$(36,364)

2024 Second Quarter Earnings Call and Webcast

The Company invites you to join Chairman and CEO Payam Zamani, CFO Robert Kaiden, President David Kallery for a conference call on Wednesday, August 14 to discuss its 2024 second quarter operating and financial results.

To listen to the audio webcast and Q&A, please visit the Inspirato Investor Relations website at https://investor.inspirato.com. An audio replay of the webcast will be available on the Inspirato Investor Relations website shortly after the call.

Conference Call and Webcast:

Date/Time: Wednesday, August 14, 2024 at 7am MST
Webcast: https://edge.media-server.com/mmc/p/8cow2n3h

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides exclusive access to a managed and controlled portfolio of curated vacation options, delivered through an innovative model designed to ensure the service, certainty, and value that discerning customers demand. The Inspirato portfolio includes branded luxury vacation homes, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com and follow @inspirato on Instagram, Facebook, X, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s hopes, beliefs, intentions or strategies regarding the future or our future events or our future financial or operating performance. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would”, “guidance” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example, statements about: future financial performance (particularly in “2024 Guidance”), and future business, strategic and operational initiatives and results. These forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those expressed in or implied by the forward-looking statements. These risks and uncertainties may relate to, among other things:

●	Our partnership with Capital One Services, LLC (“Capital One”);
●	Our ability to service our outstanding indebtedness and satisfy related covenants;
●	The impact of changes to our executive management team;

●	Our ability to comply with the continued listing standards of Nasdaq or the continued listing of our securities on Nasdaq;
●	Changes in our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans;
●	The implementation, market acceptance and success of our business model, growth strategy and new products;
●	Our expectations and forecasts with respect to the size and growth of the travel and hospitality industry;
●	The ability of our services to meet customers’ needs;
●	Our ability to compete with others in the luxury travel and hospitality industry;
●	Our ability to attract and retain qualified employees and management;
●	Our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our destination or other product offerings and gain market acceptance of our services, including in new geographic areas;
●	Our ability to develop and maintain our brand and reputation;
●	Developments and projections relating to our competitors and industry;
●	The impact of natural disasters, acts of war, terrorism, widespread global pandemics or illness, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
●	Expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);
●	Our future capital requirements and sources and uses of cash;
●	The impact of our reduction in workforce on our expenses;
●	The impact of market conditions on our financial condition and operations, including fluctuations in interest rates and inflation;
●	Our ability to obtain funding for our operations and future growth;
●	Our ability to generate positive cash flow from operations, achieve profitability, and obtain additional financing or access the capital markets to manage our liquidity;
●	The impact on our liquidity as a result of the obligations in our contractual agreements, including the covenants therein; and
●	Our business, expansion plans and opportunities and other strategic alternatives that we may consider, including, but not limited to, mergers, acquisitions, investments, divestitures, and joint ventures.

We caution you that the foregoing list does not contain all of the forward-looking statements made in this press release. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. Actual results are subject to numerous risks and uncertainties, including those related to the factors described above and as detailed in Part I, Item 1A of our most recent Annual Report on Form 10-K (“Form 10-K”) filed with the Securities and Exchange Commission (“SEC”), those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part I, Item 2 on our Form 10-Q and in Part II, Item 7 of our Form 10-K and those discussed in other documents we file with the SEC.

Should one or more of the risks or uncertainties described herein or in any other documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Investors should consider the risks and uncertainties described herein and should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Contacts:

Investor Relations:

ir@inspirato.com

Media Relations:

Inspirato: communications@inspirato.com

One Planet Group: pr@oneplanetgroup.com